Exhibit 99.1

Anika Therapeutics and Galderma Agree to Terminate License, Development
                         and Supply Agreements

  Anika Therapeutics' to Reacquire Worldwide Rights to ELEVESS Brand


    BEDFORD, Mass.--(BUSINESS WIRE)--Nov. 20, 2007--Anika Therapeutics, Inc. (Nasdaq: ANIK) today announced that it has agreed with Galderma Pharma S.A. and Galderma S.A. (together, "Galderma") to terminate its license, development and supply agreements for the ELEVESS family of products. The agreement is subject to certain closing conditions and is expected to close before the end of November.

    Under the termination agreement, Anika will reacquire the worldwide control of the future development and marketing of ELEVESS. Anika will pay Galderma $4,250,000 for the worldwide rights and ownership of the "ELEVESS" trademark, and all related packaging, marketing and promotional materials, as well as the clinical studies, marketing research, and training materials developed by Galderma. The Company had previously announced that it is in negotiations to terminate the license and supply agreements with Galderma.

    "We believe the future is bright for ELEVESS," said Charles H. Sherwood, Ph.D., Anika's President and Chief Executive Officer. "Our product is ready for market and we want to proceed expeditiously toward commercialization. With an enhanced product that now is approved in the United States, the European Union and Canada, we would like to launch the product as soon as possible in 2008 with a new partner or initially on our own. There already has been considerable interest expressed by new potential partners, which we are pursuing. In the meantime, Anika sponsored pre-launch activities continue including reaching out to opinion leaders."

    About ELEVESS

    ELEVESS is the first injectable soft-tissue filler for facial wrinkles, scar remediation and lip augmentation to incorporate lidocaine, a local anesthetic that improves patient comfort and satisfaction and provides physicians with a new alternative for their aesthetic practice. Designed for longer durability based on its new proprietary cross-linking technology and its higher concentration of Anika's chemically modified hyaluronic acid (HA), ELEVESS has been approved for sale in the United States, the European Union and Canada.

    About Anika Therapeutics, Inc.

    Headquartered in Bedford, Mass., Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products for tissue protection, healing and repair. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika's products include ORTHOVISC(R), a treatment for osteoarthritis of the knee available internationally and marketed in the U.S. by DePuy Mitek; HYVISC(R), a treatment for equine osteoarthritis marketed in the U.S. by Boehringer Ingelheim Vetmedica, Inc.; the ELEVESS(TM) family of aesthetic dermatology products for facial wrinkles, scar remediation and lip augmentation; AMVISC(R), AMVISC(R) Plus, STAARVISC(TM)-II and Shellgel(TM) injectable viscoelastic HA products for ophthalmic surgery; INCERT(R), an HA-based anti-adhesive for surgical applications; and next generation products for joint health and aesthetic dermatology based on the Company's proprietary, chemically modified HA.

    The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as "expectations," "remains," "focus," "expected," "prospective," "expanding," "building," "continue," "progress," "plan," "efforts," "hope," "believe," "objectives," "opportunities," "will," "seek," "expect" and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements. These statements also include: (i) the Company's expectations regarding its cosmetic dermatology product, ELEVESS, including statements concerning the market for ELEVESS, anticipated product launch and potential partners, and (ii) statements concerning Galderma and ELEVESS. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties and other factors. The Company's actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including: (i) the risk that the termination agreement between the Company and Galderma does not close and the Company does not reacquire all rights to the ELEVESS family of products; (ii) the Company's ability to license ELEVESS to a new distribution partner on terms favorable to the Company, if at all; (iii) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all, obtain clinical data to support a pre-market approval application and/or FDA approval, and/or receive FDA or other regulatory approvals of its products, or that such approvals will not be obtained in a timely manner or without the need for additional clinical trials; (iv) the Company's research and product development efforts and their relative success, including whether the Company has any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of our manufacturing operations and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas or (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated. Any delay in receiving any regulatory approvals may adversely affect the Company's competitive position. Even if regulatory approvals are obtained, there is a risk that meaningful sales of the products may not be achieved. There is also a risk that
(i) the Company's existing distributors (including its distributor in Turkey) or customers will not continue to place orders at historical levels or that any of them will seek to modify or terminate existing arrangements, (ii) the Company's efforts to enter into long-term marketing and distribution arrangements, including with new international distributors for ORTHOVISC, will not be successful,
(iii) new distribution arrangements will not result in meaningful sales of the Company's products, (iv) the Company will be unable to achieve performance and sales threshold milestones in its distribution agreements, (v) competitive products will adversely impact the Company's product sales, (vi) the estimated size(s) of the markets which the Company has targeted its products will fail to be achieved,
(vii) lack of adequate coverage and reimbursement provided by governments and other third party payers for our products and services, including non-reimbursement of ORTHOVISC in Turkey, could have a material adverse effect on our results of operations, or (viii) increased sales of the Company's products, including HYVISC(R), ORTHOVISC , or its ophthalmic products, will not continue or sales will decrease or not reach historical sales levels, or even if such increases occur that such increases will improve gross margins, any of which may have a material adverse effect on the Company's business and operations. There can be no assurance that the Company will license ELEVESS to a new distribution partner on terms favorable to the Company or at all. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include those set forth under the headings "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each of the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and on Form 10-Q for the period ended September 30, 2007, as well as those described in the Company's other press releases and SEC filings.

    CONTACT: Anika Therapeutics, Inc.
             Charles H. Sherwood, 781-457-9000
             Ph.D., CEO
             or
             Kevin W. Quinlan, 781-457-9000
             CFO